SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            June 3, 1998

                       OHSL FINANCIAL CORP.

       (Exact name of Registrant as specified in its Charter)

Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification
Number)


5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513) 574-3322

                                 N/A
(Former name or former address, if changed since last report)


Item 5.  Other Events

On June 3, 1998, the Registrant issued a press release announcing a quarterly cash dividend of $0.125 per share, payable on July 15, 1998 to shareholders of record on June 30, 1998, its 20th consecutive quarterly dividend.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated June 3, 1998.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.


Date: June 9, 1998                    By:/s/ Kenneth L. Hanauer
                                         Kenneth L. Hanauer
                                         President and Chief
                                         Executive Officer

                        EXHIBIT 99.1
Headline: OHSL Financial Increases Quarterly Dividend
          -------------------------------------------

TEXT:

     CINCINNATI--June 3, 1998--OHSL Financial Corp. (NASDAQ:OHSL), the parent company of Oak Hills Savings and Loan Company, F.A., announced today that it will pay a quarterly cash dividend of $0.125 per share.
     This cash dividend, OHSL's 20th consecutive quarterly dividend, will be payable on July 15, 1998, to shareholders of record on June 30, 1998. OHSL recently declared a 2-for-1 stock split, with a payable date of April 6, 1998. The above stock dividend represents an increase of 13.6 percent over the previous quarterly dividend of 11 centers per share (post-split).
     According to Kenneth L. Hanauer, president and chief executive officer of OHSL Financial Corp., "We seek to maintain a strong dividend, as our shareholders have voiced their approval of this action in light of our strong capital position and our consistent, upward trend in earnings. Our stock price has been positively impacted by our recent stock split, and the Board of Directors and management remain confident that 1998 will prove to be a solid year for OHSL."
     OHSL Financial Corp. is a unitary thrift holding company which owns 100 percent of the common stock of Oak Hills Savings and Loan Company, F.A. Oak Hills operates five full-service banking locations in the western Cincinnati/Hamilton County, Ohio area.
     For further information, please contact: Patrick J. Condren, CFO at 513/574-3322.

     CONTACT:  OHSL Financial Corp.
               Patrick J. Condren, 513/574-3322